NON-NEGOTIABLE PROMISSORY NOTE

$437,500.00                                                        April 8, 1996

FOR VALUE RECEIVED, the undersigned, Laurie Munn, of 60 Skimhampton Rd., East Hampton, NY 11937 promises to pay to the order of Interiors Inc., a Delaware Corporation, at 320 Washington Street, Mt. Vernon, NY 10553 or such other place as the holder may designate in writing to the undersigned, the principal sum of Four hundred thirty seven thousand five hundred dollars and no cents
($437,500.00), together with interest thereon from date hereof until paid, at the rate of Six and six tenth percent (6.6%) per annum as follows: five (5) consecutive installments of principal and interest in the amount of One hundred five thousand five hundred sixty one dollars and ninety cents ($105,561.90) each April 1 commencing April 1, 1997. The entire note shall be paid in full with the fifth payment due April 1, 2001.

Payments shall be applied first to accrued interest and the balance to principal.

All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty. Notwithstanding the foregoing, no such prepayment may be made prior to June 30, 1996.

In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall at the option of the holder become immediately due and payable and the amount then due shall accrue interest until payment at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less.

Borrower's obligations in this Promissory Note are secured by a security interest in certain personal property of the Borrower as reflected in the Security Agreement dated the same date as this Promissory Note.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorneys' fees in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of New York.

                                   Interiors Inc.

 /s/Laurie Munn                    By:/s/Michael J. Amore
- -----------------------               ---------------------------
Laurie Munn                           Michael J. Amore
                                      Vice President and Chief Financial Officer

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                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is made and effective this April 8, 1996, by and between Laurie Munn ("Borrower"), and Interiors Inc., a Delaware Corporation ("Secured Party").

Borrower is in the debt of Secured Party.

Borrower desires to give, and Secured Party desires to receive, a security interest in certain tangible personal property of Borrower to secure such debt.

NOW, THEREFORE, Secured Party and Borrower agree as follows:

1. DEFINITIONS.
   -----------
A. "Collateral":   The  following  described  tangible,   personal  property  of
Borrower: (i) Two hundred fifty thousand (250,000) shares of Class B Common Stock of Interiors Inc.; and (ii) all additions and substitutions to or for the items referred to in Section 1.(A) (i) above, and all proceeds therefrom.

B. "Obligation": All of the interest, principal and other amounts payable under that certain promissory note dated April 8, 1996, payable by Borrower to Secured Party for Four hundred thirty seven thousand five hundred dollars and no cents ($437,500.00), bearing interest at a rate of Six and six tenth percent (6.6%) per annum, a copy of which is attached hereto as Exhibit A.

2. SECURITY INTEREST.
   -----------------
Borrower hereby grants to Secured Party a security interest in the Collateral in order to secure payment of the Obligation.

3. BOOKS AND RECORDS; INSPECTION.
   -----------------------------
Borrower shall keep and maintain, at its expense, complete records of the Collateral. Secured Party shall have the right at any time and from time to time, without notice, to call at Borrower's place of business during normal business hours to inspect the Collateral and to inspect the correspondence, books, and records of Borrower relating to the Collateral.

4. REPRESENTATIONS AND WARRANTIES OF BORROWER.
   ------------------------------------------
Borrower represents and warrants to Secured Party that, with respect to the Collateral, Borrower possesses and shall possess at all times while this Security Agreement is in effect, full, complete and unencumbered title to such goods, subject only to Secured Party's security interest hereunder, and liens, if any, for current taxes, assessments and other governmental charges are not delinquent.

5. COVENANTS OF BORROWER.
   ---------------------
The Borrower agrees and covenants with Secured Party that:

A. The Collateral shall be kept at the offices of Interiors Inc., and Borrower shall not change the location of the Collateral without the prior written consent of Secured Party.

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B. Borrower shall not at any time cause or suffer any part of the Collateral, or any interest in any of Collateral to be subject to any Security Interest other than that of Secured Party.

C. Borrower shall defend the Collateral against the claims and demands of all persons other than Secured Party.

D. Borrower shall at all times promptly pay and discharge, at Borrower's expense, all taxes, assessments and other governmental charges which constitute or may become liens on the Collateral.

E. At the request of Secured Party, at any time and from time to time, Borrower shall execute such financing statements and other documents, pay such filing, recording and other fees, and do or cause to be done such other acts or things as Secured Party deems reasonably necessary to establish, perfect, and continue its security interest hereunder.

F. Borrower shall pay all costs, expenses, charges and other obligations, including, without limitation, reasonable attorneys' fees, suffered or incurred by Secured Party to protect, preserve, maintain and obtain possession of or title to the Collateral, to perfect, protect, preserve and maintain the security interest granted by this Security Agreement, and to enforce or assert any one or more of its rights, powers, remedies and defenses under this Security Agreement.

6. EVENTS OF DEFAULT.
   -----------------
Borrower shall be in default under this Security Agreement if Borrower fails timely to observe and perform any covenants, conditions or agreements required to be observed or performed by Borrower under this Security Agreement, or if Borrower defaults upon any material promise in the obligation.

7. REMEDIES UPON EVENT OF DEFAULT.
   ------------------------------
At any time upon or following the occurrence of one or more of the events of default under Section 6 hereof, Secured Party may, at its option, assert or avail itself of any one or more of the rights, powers, remedies and defenses conferred upon Secured Party under the Uniform Commercial Code and other laws of the State of New York, which laws shall generally govern the construction and interpretation of this Agreement, or assert or avail itself of any one or more of the rights, powers, remedies and defenses conferred upon Secured Party under any other appropriate law or regulation, whether federal or state.

8. APPLICATION OF PROCEEDS.
   -----------------------
Any and all proceeds resulting from the disposition of all or any part of the Collateral following the occurrence of one or more events of default shall be applied to pay and provide for the Obligations of Borrower to Secured Party, with any balance remaining to be paid to Borrower or its successors and assigns, as their respective interests may appear.

9. NOTICES.
   -------
Any notice required by this Agreement or given in connection with it, shall be in writing and shall

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be given to the  appropriate  party by personal  delivery or by certified  mail, postage prepaid, or recognized overnight delivery services.

     If to Borrower:

          Laurie Munn
          60 Skimhampton Rd.
          East Hampton, NY 11937

     If to Secured Party:

          Interiors Inc.
          320 Washington Street
          Mt. Vernon, NY 10553

10. SEVERABILITY.
    ------------
The invalidity or unenforceability of any provision in this Agreement shall not cause any other provision to be invalid or unenforceable.

11. FINAL AGREEMENT.
    ---------------
This Agreement constitutes the final agreement and understanding between the parties on the subject matter hereof and supersedes all prior understandings or agreements whether oral or written. This Agreement may be modified only by a further writing that is duly executed by both parties.

12. HEADINGS.
    --------
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, Borrower and Secured Party have executed this Security Agreement on the date first above written.


                                   Interiors Inc.



                                   By /s/Michael J. Amore
/s/Laurie Munn                        -------------------------------
- -----------------------------         Michael J. Amore
Laurie Munn                           Vice President and Chief Financial Officer

                                        3

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